UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 2, 2006 (January 30, 2006)

ALBEMARLE CORPORATION

(Exact name of Registrant as specified in charter)

Virginia	1-12658	54-1692118
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

330 South Fourth Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (804) 788-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On January 30, 2006, Albemarle Corporation (the “Company”) entered into a Stock Purchase Agreement, dated as of January 30, 2006 (the “Purchase Agreements”), with each of Floyd D. Gottwald, Jr. and John D. Gottwald, pursuant to which the Company agreed to purchase an aggregate of 120,000 shares of common stock, $0.01 par value per share (“Common Stock”), of the Company from Floyd D. Gottwald, Jr. and an aggregate of 85,655 shares of Common Stock from John D. Gottwald at a price of $43.66 per share. Copies of the Purchase Agreements are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statement and Exhibits.

(c)	Exhibits.

10.1	Stock Purchase Agreement, dated as of January 30, 2006, between the Company and Floyd D. Gottwald, Jr.

10.2	Stock Purchase Agreement, dated as of January 30, 2006, between the Company and John D. Gottwald.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2006

ALBEMARLE CORPORATION

By:	/s/ Luther C. Kissam, IV
Luther C. Kissam, IV
Senior Vice President, General Counsel and
Secretary

3

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1	Stock Purchase Agreement, dated as of January 30, 2006, between the Company and Floyd D. Gottwald, Jr.

10.2	Stock Purchase Agreement, dated as of January 30, 2006, between the Company and John D. Gottwald.

4